                   ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K


           1.2. GUARANTY AGREEMENT DATED DECEMBER 20, 1996 BETWEEN UNIVERSAL SEISMIC ASSOCIATES, INC. AND RIMCO.

                              GUARANTY AGREEMENT

     This GUARANTY AGREEMENT dated as of December 20, 1996 is from UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation ("USA"), to RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "NOTEHOLDERS").

                             PRELIMINARY STATEMENT

     The Noteholders have entered into a Note Purchase Agreement dated as of December 20, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "NOTE AGREEMENT") with UNEXCO, INC. (the "COMPANY"), a wholly-owned subsidiary of USA, whereby the Noteholders have purchased from the Company its 12% Senior Secured General Obligation Notes in the maximum aggregate principal amount of $4,000,000 (such notes, together with all substitutions, replacements, extensions, modifications and restatements thereof, being referred to herein, collectively as the "Notes"). It is a condition precedent to the obligation of the Noteholders to make Advances under the Note Agreement that the Guarantor shall have executed and delivered this Agreement. USA has determined that it will receive a substantial benefit if Advances are made to the Company under the Note Agreement.

     In consideration of the premises and other good and valuable consideration, USA and the Noteholders agree as follows:

                                   ARTICLE I
                               DEFINITION, ETC.

     SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Note Agreement and the Annex A attached thereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

     SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by an Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles,


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sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                  ARTICLE II
                                   GUARANTY

     SECTION 2.01. GUARANTY. USA hereby unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity or earlier by acceleration or otherwise, of any and all debts, liabilities and obligations of the Company now or hereafter existing under the Note Agreement, the Notes or any of the other Transaction Documents whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding by or against the Company under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other similar debtor relief law), fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all reasonable costs and expenses (including counsel fees and legal expenses) incurred by the Noteholders in connection with the protection, defense or enforcement of any rights under this Agreement and of the other Transaction Documents.

     SECTION 2.02. GUARANTY ABSOLUTE. USA unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement, the Notes and the other Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholders with respect thereto. The liability of USA under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreement, the Notes or the other Transaction Documents; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company; (e) any change, restructuring or termination of the corporate structure or existence of the Company; or (f) any other circumstances which might otherwise constitute a defense available to, or discharge of, the Company or a guarantor.

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     The obligations of USA under this Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason. This Agreement is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including any guaranty signed by USA) which the Noteholders may now or hereafter hold from or on account of the Company and is to be binding on USA as a continuing security notwithstanding any payments from time to time made to the Noteholders or any settlement of account or disability or incapacity affecting USA or any other thing whatsoever. This Agreement is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Agreement.

     SECTION 2.03. WAIVER. USA hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any liability to which this Agreement applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Noteholders institute suit, collection proceedings or take any other action to collect the Obligations including any requirement that the Noteholders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral (it being the intention of the Noteholders and USA that this Agreement is to be a guaranty of payment and not of collection) or that the Company or any other person be joined in any action hereunder. Notwithstanding the provisions of SECTION 8.13, USA hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. USA hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice by the Noteholders of any indebtedness or liability to which it applies or may apply any amounts received by the Noteholders, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

     SECTION 2.04. WAIVER OF SUBROGATION; ETC. USA will not have any rights of subrogation under this Agreement, by any payment made hereunder or otherwise, until such time as the Noteholders have received full payment of the Obligations, and all such rights are hereby waived. If, notwithstanding the preceding sentence, any amount shall be paid to USA on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied upon the Obligations in accordance with the terms of the Note Agreement.

     USA hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Noteholders, and agrees that upon the occurrence and continuance of an Event of Default or any event which with the giving of notice or lapse of time could become an Event of Default, it shall not accept any payment on the same until payment in full of the Obligations, and shall in no circumstance whatsoever attempt to set off or reduce any

                                      -3-

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Obligations hereunder because of such indebtedness. USA further subordinates any lien or security interest that it has or may have on any collateral or security securing payment of the Obligations to the liens and security interest on said collateral and security in favor of the Noteholders, but the foregoing shall in no event imply or be construed to imply the Noteholders' agreement or consent to the existence of any such security interests in favor of USA.

     SECTION 2.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Noteholders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off an apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Noteholders to or for the credit or the account of USA against any and all of the obligations of USA now or hereafter existing under this Agreement, irrespective of whether or not the Noteholders shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Noteholders agrees promptly to notify USA after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Noteholders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Noteholders may have.

     SECTION 2.06. TRANSACTION DOCUMENTS. USA acknowledges that it has full and complete access to the Note Agreement, the Notes and all other instruments and documents executed by the Company, or any other Person in connection with the Note Agreement, has fully reviewed same and is fully aware of their contents.

     SECTION 2.07. EFFECT OF BANKRUPTCY PROCEEDING, ETC. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any Noteholders pursuant to the terms of the Note Agreement or hereunder is rescinded or must otherwise be restored or returned by the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or USA, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or USA or any substantial part of their property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, USA agrees that, for purposes of this Agreement and its obligations hereunder, the Note Agreement shall be deemed to have been declared in default with the same effect as if the Note Agreement had been declared in default in accordance with the terms thereof, and USA shall forthwith pay the amounts specified by the Noteholders to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

     SECTION 2.08. NO WAIVER; REMEDIES. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof

                                      -4-
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or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 2.09. SECURITY. USA's obligations under this Agreement are secured by the Pledge Agreement in favor of the Noteholders.

     SECTION 2.10. FURTHER ASSURANCES. USA hereby agrees to execute and deliver all such instruments and take all such action as the Noteholders may from time to time reasonably request in order to fully effectuate the purpose of this Agreement.

                                  ARTICLE III

                            INTENTIONALLY OMITTED.

                                  ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF USA

     USA represents and warrants to the Noteholders that:

     SECTION 4.01. ORGANIZATION; POWER AND AUTHORITY. USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. USA has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents and to perform the provisions hereof and thereof.

     SECTION 4.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which USA is a party have been duly authorized by all necessary corporate action on the part of USA, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction document to which USA is a party will constitute, a legal, valid and binding obligation of USA enforceable against USA in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by USA of this Agreement and the other Transaction Documents to which USA is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of USA or any Subsidiary under any indenture,

                                      -5-
                                                                    CONFIDENTIAL
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
mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which USA or any Subsidiary is bound or by which USA or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to USA or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental authority applicable to USA or any Subsidiary.

     SECTION 4.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by USA of this Agreement or the other Transaction Documents.

     SECTION 4.05. SUBSIDIARIES. SCHEDULE 4.05 contains complete and correct lists of USA's Subsidiaries, showing as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by USA and each other Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to USA or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 4.06. FINANCIAL STATEMENTS. The consolidated balance sheet of USA and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income, retained earnings and cash flows for the 12-month period then ended, copies of which USA has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of USA and its Subsidiaries as of such date and the consolidated results or their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the period involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     SECTION 4.07. DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of USA in connection with the transactions contemplated hereby and the financial statements referred to in SECTION 4.06, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Except as disclosed in the financial statements referred to in SECTION 4.06, since June 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of USA or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have Material Adverse Effect. There is no fact known to USA that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings (including

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                                                                      U 05248
the financial statements referred to in SECTION 4.06) delivered to the Noteholders by or on behalf of USA specifically for use in connection with the transactions contemplated hereby.

     SECTION 4.08 LITIGATION. Except as disclosed in SCHEDULE 4.08, there are no actions, suits or proceedings pending or, to the knowledge of USA, threatened against or affecting USA or any Subsidiary or any property of USA or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.09. OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Neither USA nor any Subsidiary is in default under any term of any agreement of instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10. TAXES. USA and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income of franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which USA or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. USA knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of USA and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all respects. The Federal income tax liabilities of USA and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1996.

     SECTION 4.11. TITLE TO PROPERTY. USA and it Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 4.06 or purported to have been acquired by USA or any Subsidiary after said date, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in material respects.

     SECTION 4.12. LICENSES, PERMITS, ETC. USA and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the Best Knowledge of USA, (a) no product of USA infringes in any

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

material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of USA or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by USA or any of its Subsidiaries.

     SECTION 4.13. COMPLIANCE WITH ERISA.

     (a) USA and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither USA nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by USA or any ERISA Affiliate, in either case pursuant to Title I or IV or ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

     (c) USA and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected post-retirement benefit obligation (determined as of the last day of USA's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B or the Code) of USA and it Subsidiaries is not Material.

     SECTION 4.14. STATUS UNDER CERTAIN STATUTES. Neither USA nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

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     SECTION 4.15. CAPITALIZATION. The authorized capital stock of USA consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,229,109 shares are issued and outstanding.

     SECTION 4.16. ENVIRONMENTAL MATTERS. Neither USA nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against USA or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) neither USA nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) neither USA nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse EFfect; and (c) all buildings on all real properties now owned, leased or operated by USA or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE V
                           INFORMATION AS TO COMPANY

     SECTION 5.01. FINANCIAL AND BUSINESS INFORMATION. USA shall deliver to each of the Noteholders:

     (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of USA, copies of (i) a consolidated balance sheet of USA and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of USA as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

     (b) Within 90 days after the end of each fiscal year of USA, copies of (i) a consolidated balance sheet of USA and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such year, setting forth in each case in comparative form the figures from the previous

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

fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

     (c) Within 20 days after the end of each calendar month, copies of (i) a consolidated balance sheet of USA and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of USA and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of USA as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

     (d) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by USA or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by USA or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by USA or any Subsidiary to the public concerning developments that are Material.

     (e) Promptly, and in any event within five days after a Responsible Officer of USA becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that USA or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by USA or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by USA or any ERISA Affiliate pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of USA or any ERISA Affiliate pursuant to Title

                                     -10-
                                                                    CONFIDENTIAL
                                                                      U 05252

I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could be expected to be Material.

  (f) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to USA or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

  (g) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of USA or any of its Subsidiaries or relating to the ability of USA to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

  SECTION 5.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 5.01(A), SECTION 5.01(B) or
SECTION 5.01(C) shall be accompanied by a certificate of a Senior Financial Officer of USA setting forth: (a) the information (including detailed calculations) required in order to establish whether USA was in compliance with the requirements of SECTION 7.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of USA and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of USA or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action USA shall have taken or proposes to take with respect thereto.


  SECTION 5.03. INSPECTION. USA shall permit the representatives of each Noteholder, at the expense of USA and upon reasonable prior notice to USA, to visit and inspect any of the offices or properties of USA or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision USA authorizes said accountant to discuss the affairs, finances and accounts of USA and its Subsidiaries), all at such times and as often as may be requested.

                                     -11-
                                                                    CONFIDENTIAL
                                                                      U 05253

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

    USA covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

    SECTION 6.01. COMPLIANCE WITH LAW; CONTRACTS. USA will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. USA will, and will cause each of its Subsidiaries, to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in the good faith judgment of USA, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

    SECTION 6.02. INSURANCE. USA will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, including the insurance described in SCHEDULE 6.02.

    SECTION 6.03. MAINTENANCE OF PROPERTIES. USA will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent USA or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and USA has concluded that such discontinuance could not, individually or n the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 6.04. PAYMENT OF TAXES AND CLAIMS. USA will, and will cause each of its Subsidiaries, to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become

                                                                    CONFIDENTIAL
                                                                      U 05254
a Lien on properties or assets of USA or any Subsidiary, provided that neither USA nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by USA or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and USA or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of USA or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    SECTION 6.05. CORPORATE EXISTENCE, ETC. USA will at all times preserve and keep in full force and effect its corporate existence. USA will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of USA and its Subsidiaries unless, in the good faith judgment of USA, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII
                              NEGATIVE COVENANTS

    USA covenants that so long as any of the Commitments remain in effect or any of the NOtes are outstanding:

    SECTION 7.01. RESTRICTIONS ON INDEBTEDNESS. USA will not, and will not permit any Subsidiary to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

    (a) the Notes;
    (b) the USA Notes;
    (c) Indebtedness outstanding under the Fidelity Funding Agreement;
    (d) Indebtedness with respect to the financing of insurance premiums over the term in which financing is currently conducted through AFCO Financing.

    SECTION 7.02. RESTRICTIONS ON LIENS. USA will not, and will not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

    (a) Liens in favor of the Noteholders;
    (b) Liens existing on the date hereof and described on SCHEDULE 7.02;
    (c) Liens in favor of the Noteholders under the USA Note Agreements;

                                                                    CONFIDENTIAL
                                                                      U 05255

          (d) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, USA;

          (e) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 6.04;

          (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

          (g) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

          (h) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

     SECTION 7.03. FINANCIAL COVENANTS. USA will not permit:

          (a) its Current Assets at any time to be less than the sum of (i) its Current Liabilities as at such date, minus (ii) any portion of such Current Liabilities consisting of amounts outstanding under the Fidelity Funding Agreement that are not due within one year of such date;

          (b) its Tangible Net Worth at any time to be less than $7,000,000; and

          (c) the sum, determined as of the last day of each calendar month, of
     (i) its Net Income for the twelve month period then ended, plus (ii) any interest expense deducted in the calculation of Net Income for such twelve month period, plus (iii) any depreciation and amortization expense deducted in the calculation of Net Income for such twelve month period, plus (iv) any Federal income taxes deducted in the calculation of Net Income for such twelve month period, to be less than $2,500,000.

     SECTION 7.04. RESTRICTED PAYMENTS. USA will not, and will not permit any Subsidiary, directly or indirectly, to make or pay (a) any dividend or other distribution on any shares of USA's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of USA's capital stock or any option, warrant or other right to acquire such shares, or (c) any payments or other distributions to Sierra Management, Inc.

                                                                    CONFIDENTIAL
                                                                      U 05256

     SECTION 7.05. MERGER, CONSOLIDATION, ETC. USA shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

     SECTION 7.06. RESTRICTIONS ON ASSET SALES. USA will not, and will not permit any Subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired.

     SECTION 7.07. TRANSACTIONS WITH AFFILIATES. USA will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than USA or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of USA's or such Subsidiary's business and upon fair and reasonable terms no less favorable to USA or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7.08. CHANGE IN BUSINESS. Except for oil and gas exploration and production operations to be conducted by the Company, USA will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business. Without limiting the generality of the foregoing, USA and its Subsidiaries (other than the Company) shall not engage in any oil and gas exploration and production operations or business.

     SECTION 7.09. FIDELITY FUNDING AGREEMENT. Without the prior written consent of the Noteholders, USA will not, and will not permit any of its Subsidiaries to, amend, modify or extend the Fidelity Funding Agreement.

     SECTION 7.10. RESTRICTION ON INVESTMENT. Other than (a) the common stock of the Company owned by USA on the date hereof, (b) Oil and Gas Properties transferred to the Company prior to the date hereof and (c) capital contributions to the Company that are applied directly by the Company to pay the Indebtedness owing on the Notes, USA will not, and will not permit any of its Subsidiaries to, make any Investment in the Company without the Noteholders' prior written consent.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, USA will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transaction and in connection with any amendments,

                                                                    CONFIDENTIAL
                                                                      U 05257
waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of USA or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. USA will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs and expenses if any, broker and finders (other than those retained by the Noteholders). The obligations of USA under this SECTION 8.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

    SECTION 8.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of USA pursuant to this Agreement shall be deemed representations and warranties of USA under this Agreement.

     SECTION 8.03. AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, release USA from its obligations hereunder. Any amendment or waiver consented to as provided in this SECTION 8.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon USA without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between USA and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

     SECTION 8.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery

                                     -16-
                                                                    CONFIDENTIAL
                                                                      U 05258
service (with charges prepaid). Any such notice must be sent: if to a Noteholder, to its address specified for such communications in Schedule A to the Note Agreement, or at such other address as it shall have specified to USA in writing, if to USA, to USA at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, Telecopy No.: 713-578-7091, or at such other address as USA shall have specified to the holder of each Note in writing. Notices under this SECTION 8.04 will be deemed given only when actually received.

     SECTION 8.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by USA for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate.

     SECTION 8.06. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 8.07. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     SECTION 8.09. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Transaction Documents, USA has furnished and will from time to time furnish the Noteholders (such information, other than any such information which (i) was publicly available, oro otherwise known to the Noteholders, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Noteholders or
(iii) otherwise subsequently becomes known to the Noteholders, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Noteholders will maintain the confidentiality of any

                                                                    CONFIDENTIAL
                                                                       U 05259

Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. It is understood, however, that the foregoing will not restrict the Noteholders' ability to freely exchange such Confidential Information with current or prospective investors, assignees and advisors. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Government Authority,
(x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its rights or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause (w), (x), or (y) above, the Noteholders agree to use reasonable efforts to inform USA as promptly as practicable.

     SECTION 8.10. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 8.11. JURY WAIVER. USA AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 8.12. CHOICE OF FORUM. USA AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDING INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

     SECTION 8.13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                                    CONFIDENTIAL
                                                                      U 05260

     IN WITNESS WHEREOF, USA and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.


                                UNIVERSAL SEISMIC ASSOCIATES, INC.

                                By:   /s/ MICHAEL J. PAWELEK
                                   --------------------------------------
                                   Name:  Michael J. Pawelek
                                   Title: President


                                RIMCO PARTNERS, L.P.,
                                RIMCO PARTNERS, L.P. II,
                                RIMCO PARTNERS, L.P. III, AND
                                RIMCO PARTNERS, L.P. IV

                                By:   RESOURCE INVESTORS MANAGEMENT COMPANY
                                      LIMITED PARTNERSHIP, their general partner

                                By:   RIMCO ASSOCIATES, INC.
                                      its general partner


                                By:     /s/ GARY MILAVEC
                                   -------------------------------------------
                                   Name:  Gary Milavec
                                   Title: Vice President

                                     -19-
                                                                    CONFIDENTIAL
                                                                      U 05261

                                 SCHEDULE 4.05
                           TO THE GUARANTY AGREEMENT

              SUBSIDIARIES OF UNIVERSAL SEISMIC ASSOCIATES, INC.


                                         Jurisdiction              Percentage
Subsidiary                              of Incorporation           Ownership
----------                              ----------------           ----------
Universal Seismic Acquisition, Inc.         Texas                     100%
Universal Seismic Technologies, Inc.        Texas                     100%
Marine Automated Surveys, Inc.              Texas                     100%
Unexco, Inc.                               Delaware                   100%





                                                                    CONFIDENTIAL
                                                                      U 05262

                                 SCHEDULE 4.08
                           TO THE GUARANTY AGREEMENT

                                  LITIGATION

1. NO. 95-12-630; DESSIE SCHLUTER, ET AL. V. MITCHELL ENERGY CORP., ET AL., IN THE 271st JUDICIAL DISTRICT COURT OF WISE COUNTY, TEXAS. USA and Marine Automated Surveys were sued in Wise County, Texas, on November 7, 1995, regarding the rupture of a pipeline on property of plaintiffs. USA is being represented by an attorney in Dallas. USA recently acquired various assets of Marine Automated Surveys, Inc. including the name. This acquisition occurred subsequent to the incident made the basis of the Plaintiffs' complaint. Accordingly, Marine Automated Surveys, Inc. was named as a Defendant in this case. This firm has answered on its behalf and has provided the Plaintiffs all information necessary to support our proposition that the entity now known as Marine Automated Surveys, Inc., the party to this action, is not a proper party to the case. Based on the documentation provided, Plaintiffs' counsel has indicated a willingness to dismiss Marine Automated Surveys, Inc. from the case and include the corporate entity formerly known as Marine Automated Surveys, Inc. as a Defendant. To date, such dismissal has not occurred but it is anticipated that Plaintiffs will dismiss Marine Automated Surveys, Inc. prior to trial.

2. NO. 95-09-462; THE SHAMROCK PIPE LINE CORPORATION VS. MITCHELL ENERGY CORPORATION, UNIVERSAL SEISMIC ACQUISITION, INC., BUFORD DRILLING, INC. AND MARINE AUTOMATED SURVEYS, INC., IN THE 271st JUDICIAL DISTRICT COURT OF WISE COUNTY, TEXAS. USA and Marine Automated Surveys were sued in Wise County,Texas, on September 12, 1995, regarding the rupture of plaintiff's pipeline. USA is being represented by an attorney in Dallas. USA recently acquired various assets of Marine Automated Surveys, Inc. including the name. This acquisition occurred subsequent to the incident made the basis of the Plaintiffs' complaint. Accordingly, Marine Automated Surveys, Inc. was named as a Defendant in this case. This firm has answered on its behalf and has provided the Plaintiffs all information necessary to support our proposition that the entity now known as Marine Automated Surveys, Inc., the party to this action, is not a proper party to the case. Based on the documentation provided, Plaintiffs' counsel has indicated a willingness to dismiss Marine Automated Surveys, Inc. from the case and include the corporate entity formerly known as Marine Automated Surveys, Inc. as a Defendant. To date, such dismissal has not occurred but it is anticipated that Plaintiffs will dismiss Marine Automated Surveys, Inc. prior to trial.


                                                                    CONFIDENTIAL
                                                                      U 05263

                                 SCHEDULE 6.02

                           TO THE GUARANTY AGREEMENT


SCHEDULE OF INSURANCE
---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================
   TYPE OF COVERAGE            POLICY             INSURER                  POLICY NO.         LIMITS              DEDUCTIBLE
                               DATES
---------------------------------------------------------------------------------------------------------------------------------
Commercial                  4/19/95-96   Ranger Lloyds                      GL 705035      $1,000,000          $1,000 Per Claim
General Liability                                                                          Each Occurrence     Employer Benefits
                                                                                           $2,000,000              Liability
                                                                                           General Aggregate
--------------------------------------------------------------------------------------------------------------------------------
Business Auto Liability &   4/19/95-96   Ranger County Mutual Insurance     TBA 452156     $1,000,000          Refer to Summary
Physical Damage                          Company                                           BI/PD CSL
                                                                                           Each Occurrence
--------------------------------------------------------------------------------------------------------------------------------
Workers' Compensation &     4/27/95-     Insurance Company of the State of  8773134 (TX)   Sec A: Statutory          None
Employers' Liability        4/19/96      Pennsylvania (AIG)                 8773135 (OS)   Sec B: 1,000,000
                                                                            8773136 (CA)   Maritime: 1,000,000
                                                                                           U.S.L&H Included
---------------------------------------------------------------------------------------------------------------------------------
Umbrella Liability           4/19/95-96  National Union Fire Insurance Co.  BE3097160      $5,000,000 Each        $10,000 SIR
                                         (AIG)                                             Occurrence
---------------------------------------------------------------------------------------------------------------------------------
Commercial Property/         4/19/95-96  Hartford Lloyds Insurance Co.      61UECLC6597    $230,000 Off. Cont.    $1,000 Cont.
Electronic Equipment                                                                       $290,000 Elec. Equip.  $250 Elec. Equip.
                                                                                                                  Per Occurrence
---------------------------------------------------------------------------------------------------------------------------------
Contractors Equipment        4/19/95-96  Hartford Insurance Company         61MSLC5767     $13,533,648            $25,000 Theft
                                                                                                                   $10,000 AOP
                                                                                                                  Per Occurrence
=================================================================================================================================

                                                                    CONFIDENTIAL
                                                                      U 05264

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================
   TYPE OF COVERAGE            POLICY             INSURER                  POLICY NO.         LIMITS              DEDUCTIBLE
                               DATES
---------------------------------------------------------------------------------------------------------------------------------
Directors & Officers        9/19/94-95   Aetna Casualty & Surety Company    095001738BCA   $2,000,000 occ/agg  Refer to Summary
Liability
--------------------------------------------------------------------------------------------------------------------------------
Foreign Liability Package-  2/22/95-96   CIGNA Insurance Company            PFF047474      $1,000,000 occur.         None
General Liability/Auto
Liab./Workers Comp. &
Empl. Liab.
--------------------------------------------------------------------------------------------------------------------------------
Marine Package - Australian 3/15/95      HIH Casualty & General Insurance   MOA9510340     Charterers - $ 5M   Charterers - $7,500
Job                         to Job       Ltd.                                              Hull - $412,500        Hull - $5,000
                            Completion                                                     Cargo - As Sched.      Cargo - $5,000
                                                                                           P&I - $ 5M           Each Incident
=================================================================================================================================

                                                                    CONFIDENTIAL
                                                                      U 05265

                                 SCHEDULE 7.02
                           TO THE GUARANTY AGREEMENT

                                PERMITTED LIENS

UNIVERSAL SEISMIC ASSOCIATES, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     *Sentry Financial Corporation                 MS             646988
     *Sentry Financial Corporation                 NM           920722029
     *Sentry Financial Corporation                 OK             037535
     *Sentry Financial Corporation                 TX           92-142154
     *Sentry Financial Corporation                 LA           09-911764

UNIVERSAL SEISMIC ACQUISITION, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     *Sentry Financial Corporation                 MS             599774
     *Sentry Financial Corporation                 NM           911223031
     *Sentry Financial Corporation                 OK             062451
     ~Fidelity Funding, Inc.                       TX           95-172732
     *Sentry Financial Corporation                 LA           09-904369

UNIVERSAL SEISMIC TECHNOLOGIES, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     ~Fidelity Funding, Inc.                       TX           95-197830
     ~Fidelity Funding, Inc.                       TX           95-204420

MARINE AUTOMATED SURVEYS, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     Connecticut General Life Insurance Co.        TX           91-023503

*--Such lien shall be a "Permitted Lien" only to the extent such lien covers the equipment described on Annex I to this Schedule 7.02.

~--Such lien shall be a "Permitted Lien" only to the extent such lien does not cover the collateral that is subject to the Security Documents.

                                  PAGE 1 OF 3
                                                                    CONFIDENTIAL
                                                                      U 05266

                                 SCHEDULE 7.02
                           TO THE GUARANTY AGREEMENT

                                PERMITTED LIENS

The following financing statements were filed for informational purposes and relate to operating leases with respect to certain equipment currently in the possession of, but not owned by or recorded as an asset of, Universal Seismic Associates, Inc. or its Subsidiaries:

UNIVERSAL SEISMIC ASSOCIATES, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     Newcourt Credit Group, Inc.                   AL          B 95-22202
     Newcourt Credit Group, Inc.                   MS            895255
     Newcourt Credit Group, Inc.                   NM          950530096
     Newcourt Credit Group, Inc.                   OK            N01752
     Glesby-Marks Corporation                      TX          94-026517
     Glesby-Marks Corporation                      TX          94-028683
     Glesby-Marks Corporation                      TX          94-053248
     Glesby-Marks Corporation                      TX          94-105220
     Glesby-Marks Corporation                      TX          94-172325
     Glesby-Marks Corporation                      TX          94-191289
     Glesby-Marks Corporation                      TX          94-219776
     LDI Corporation                               TX          94-224526
     Glesby-Marks Corporation                      TX          94-224801
     Glesby-Marks Corporation                      TX          94-224802
     Glesby-Marks Corporation                      TX          94-232430
     Glesby-Marks Corporation                      TX          94-238037
     Glesby-Marks Corporation                      TX          94-238038
     Glesby-Marks Corporation                      TX          94-128331
     Glesby-Marks Corporation                      TX          94-204213
     Glesby-Marks Corporation                      TX          94-204214
     Glesby-Marks Corporation                      TX          94-204215
     Glesby-Marks Corporation                      TX          94-221807
     Glesby-Marks Corporation                      TX          94-221808
     Newcourt Credit Group, Inc.                   TX          94-105653
     NYNEX Credit Company                          TX          95-230465
     NYNEX Credit Company                      Harris (TX)       903208
     US Bancorp                                    TX          95-126024
     Global Charter Corporation                    LA          36-110792
     Glesby-Marks Corporation                      TX          96-053243

                                  PAGE 2 OF 3
                                                                    CONFIDENTIAL
                                                                      U 05267

                                 SCHEDULE 7.02
                           TO THE GUARANTY AGREEMENT

                                PERMITTED LIENS

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     Glesby-Marks Corporation                      TX          96-053244
     Glesby-Marks Corporation                      TX          96-074562
     Glesby-Marks Corporation                      TX          96-098976
     Glesby-Marks Corporation                      TX          96-098977
     Glesby-Marks Corporation                      TX          96-119416
     Glesby-Marks Corporation                      TX          96-119417
     Glesby-Marks Corporation                      TX          96-132529
     Glesby-Marks Corporation                      TX          96-141075
     Global Charter Corporation                    TX          96-184776

UNIVERSAL SEISMIC ACQUISITION, INC.:

     SECURED PARTY                             STATE/CTY.      FILING NO.
     -------------                             ----------      ----------

     NYNEX Credit Company                          TX          95-230466
     NYNEX Credit Company                      Harris (TX)       903207



                                  PAGE 3 OF 3
                                                                    CONFIDENTIAL
                                                                      U 05268

                           ANNEX I TO SCHEDULE 7.02

I.  EQUIPMENT

QTY     VENDOR          DESCRIPTION                       SERIAL NO.
---     ------          -----------                       ----------
32      Input/Output    RSX I/O System Two
2       Input/Output    Adv. Line-Tap, I/O System Two
50      Input/Output    Battery Pack, Single TC, Type 7
2       Input/Output    PC Assy, Seismic Memory
3       Input/Output    PC Assy, Seismic Memory
11      Input/Output    Rack Assy., RSC
600     Mark Products   Geophone Strings w/12 L-200 Geophone and 2 MPS-4 Connectors
108     Mark Products   Variable Spacing 9 Takeout 1080 Ft. RSC to RSC Cables
54      Mark Products   RSC to RSC Back to Back Connectors
4       Mark Products   Long Distance LT to LT Cables 1500 Ft. Long
4       Mark Products   LT to Near RSC 7 Ft. Long
200     Mark Products   MJC w/L200, 10HZ, 380 OHM Geophones Installed
                        in Case with 3" Spike on 180 Foot Lead w/MPS-4's
25      Mark Products   RSC to RSC Cable 1050 Feet Long w/Amphib 20P-16S Connectors
8       Mark Products   1500 Foot LT to LT I/O Cables, Coil and Tape
5       Pelton Company  FGVCE-5 Advance II Vibrator Control Elect. Unit Ver. 5
40      Pelton Company  WGEXTC External Control Cables
5       Pelton Company  WGRO Remote Down Cable
5       Pelton Company  FGVIBCPA-4 Connector Panel Cable
5       Pelton Company  FGLIFT Lift Cable Assembly with Actuators
5       Pelton Company  WRIBC Radio Interconnect Box
5       Pelton Company  W2RC Radio Cable
10      Pelton Company  FGDACCA-5 Dual MS Accelerometer
5       Pelton Company  AM2MAN ESG/VIB Manual Ver. 5
5       Pelton Company  YR3rdParty/Third Party Royalty Fee
1       Pelton Company  FGESG-5 Advance II Endcode Sweep Generator System Ver. 5
1       Pelton Company  WESGRSC-5 ESG Recording System Cable
1       Pelton Company  WRIBC Radio Interconnect Box
2       Pelton Company  AM2MAN-5 ESG/VIB Manufals Ver. 5

II. SECURITY DEPOSITS - all security deposits (and the proceeds and the products thereof) held by Sentry


                                                                    CONFIDENTIAL
                                                                       U 05269